                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                             MCFARLAND ENERGY, INC.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $1.00 per share (the "Shares"), of McFarland Energy, Inc., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach The First Chicago Trust Company of New York (the "Paying Agent") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Paying Agent. See Section 3 of the Offer to Purchase.

                       The Paying Agent for the Offer is:

                    First Chicago Trust Company of New York

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
        By Mail:                  By Hand:                By Facsimile         By Overnight Courier:
  Tenders & Exchanges       Tenders & Exchanges          Transmission:          Tenders & Exchanges
  PO Box 2569 -- Suite    c/o The Depository Trust       (210) 222-4720        14 Wall Street, Suite
           4660                   Company                      or                       4680
Jersey City, New Jersey       55 Water Street            (201) 222-4721              8th Floor
       07303-2569                 DTC TAD                (for Eligible           New York, New York
                             Vietnam Veterans'         Institutions Only)              10005
                               Memorial Plaza
                             New York, New York
                                   10041
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                   To Confirm Receipt of Guaranteed Delivery:
                                 (201) 222-4707

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Monterey Acquisition Corporation, a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 23, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
------------------------ Shares
Certificate No(s). (if available):
======================================================
If Share(s) will be tendered by book-entry transfer, check one box.

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company
Name(s) of Record Holder(s):
-------------------
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Address(es):
---------------------------------------
======================================================
Area Code and Telephone Number(s):
-----------
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Signature(s):
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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (1) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (2) guarantees to deliver to the Paying Agent, at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

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
-----------------------------------------------------    -----------------------------------------------------
                    Name of Firm                                        (Authorized Signature)
-----------------------------------------------------    -----------------------------------------------------
                       Address                                                   Title
                                                         Name: ----------------------------------------------
-----------------------------------------------------
                                                                        (Please type or print)
                                                         Date: -----------------------------------------------
-----------------------------------------------------
           Area Code and Telephone Number
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 NOTE: DO NOT SEND SHARE CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
  DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.